Exhibit 24(b)(11)


                       INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
Oppenheimer Asset Allocation Fund:

We consent to the use in this Post-Effective Amendment No. 26 to Registration Statement No. 2-86903 of Oppenheimer Asset Allocation Fund of our report dated January 22, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us firm under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.




/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP


Denver, Colorado
March 27, 1996